PROXY

HILB ROGAL & HOBBS COMPANY

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder shown on the reverse side hereby appoints Timothy J. Korman and Walter L. Smith, and each or either of them, proxy for said shareholder, with power of substitution, to vote all the shares of Common Stock of Hilb Rogal & Hobbs Company held of record by said shareholder as of August 22, 2008 at the Special Meeting of Shareholders of Hilb Rogal & Hobbs Company to be held at The Jefferson Hotel, 101 W. Franklin Street, Richmond, Virginia, on September 29, 2008, at 10:00 a.m. local time, and at any adjournments or postponements thereof, upon the matters designated on the reverse side, as more fully set forth in the Proxy Statement/Prospectus, and for the transaction of such other business as may properly come before the meeting and any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE MERGER PROPOSAL AND "FOR" THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲ FOLD AND DETACH HERE ▲

You can now access your HILB ROGAL & HOBBS COMPANY account online.

Access your HILB ROGAL & HOBBS COMPANY stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for HILB ROGAL & HOBBS COMPANY, now makes it easy and convenient to get current information on your shareholder account.

- View account status
- View certificate history
- View book-entry information
- View payment history for dividends
- Make address changes
- Obtain a duplicate 1099 tax form
- Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
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Monday-Friday Eastern Time

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THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE MERGER PROPOSAL AND “FOR” Mark Here THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING for Address Change or Comments PLEASE SEE REVERSE SIDE FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Item 1. Consider and vote upon a proposal to Item 2. To consider and vote upon the approve and adopt the Agreement adjournment or postponement of and Plan of Merger, dated as of June the special meeting of HRH 7, 2008, by and among Willis Group Holdings Limited, Hermes shareholders, if necessary, to solicit Acquisition Corp. (“Merger Sub”) and Hilb Rogal & Hobbs additional proxies. Company (“HRH”), as the same may be amended from time to time (including the plan of merger), pursuant to which HRH will merge with and n i to Merger Sub. Signature Signature Date Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such. If a corporation, please sign in corporation’s name by President or other authorized officer. If a partnership, please sign in partnership’s name by authorized person. FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to special meeting day. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. INTERNET TELEPHONE http://www.proxyvoting.com/hrhs 1-866-540-5760 Use the Internet to vote your proxy. OR Use any touch-tone telephone to Have your proxy card in hand vote your proxy. Have your proxy when you access the web site. card n i hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail , mark, sign and date your proxy card and return it n i the enclosed postage-paid envelope. Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials , investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. You can view the Special Meeting Proxy Material on the Internet at http://bnymellon.mobular.net/bnymellon/hrhs